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Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-82051 pertaining to the 1997 Incentive Stock Option Plan, 1999 Employee Stock Purchase Plan, and 1999 Director Option Plan; No. 333-92671 pertaining to the CommerceBid.Com, Inc. 1999 Equity Incentive Plan; No. 333-95171 pertaining to the Mergent Systems, Inc. 1999 Stock Option Plan; No. 333-96505 pertaining to the 1997 Incentive Stock Option Plan; No. 333-33324 pertaining to the 1999 Nonstatutory Stock Option Plan; and No. 333-76987 pertaining to the 1999 Employee Stock Purchase Plan, of Commerce One, Inc. of our report dated January 24, 2000, with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. included in this annual report (Form 10-K) for the year ended December 31, 1999.

                                                         /s/ ERNST & YOUNG LLP

Walnut Creek, California
March 23, 2000